[EXHIBIT 99.1]

                          SERVITRUST CORP.

                      ARTICLES OF DISSOLUTION

       Servitrust Corp., a Florida corporation, executes the following articles of dissolution pursuant to section 607.1403 of the Florida Business Corporation Act:

       FIRST:  The name of the corporation is Servitrust Corp. (the
               "Company").

       SECOND: The shareholders of the Company approved the dissolution of the Company on January 15, 2007.

       THIRD: The number of votes cast by the shareholders of the Company for dissolution was sufficient for approval of that action.

       FOURTH: The Effective Date of these Articles of Dissolution shall be on the filing of these Articles of Dissolution with the Secretary of State of Florida.

EXECUTED:   January 19, 2006


SERVITRUST CORP.


By:/s/ Lawrence Ruden
   --------------------------
   Lawrence Ruden, President